UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2017

Strategic Storage Trust IV, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 333-212639

Maryland	81-2847976
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

10 Terrace Road, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2017, Stephen G. Muzzy, an independent director, member and Chairman of the Audit Committee and member of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Strategic Storage Trust IV, Inc. (the “Registrant”), resigned from such positions. Mr. Muzzy’s decision to resign from the Board did not involve any disagreement with the Registrant, the Registrant’s management or the Board.

On June 26, 2017, in accordance with the Registrant’s bylaws and charter, the remaining independent director of the Registrant’s Board appointed Alexander S. Vellandi as an independent director to fill the vacancy created by Mr. Muzzy’s resignation, to serve in accordance with the Registrant’s bylaws for the remainder of the full term of the directorship and until his successor is duly elected and qualified. On June 26, 2017, Mr. Vellandi was also appointed to serve as a member and Chairman of the Registrant’s Audit Committee and as a member of the Registrant’s Nominating and Corporate Governance Committee.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE TRUST IV, INC.
Date: June 29, 2017	By:	/s/ Matt F. Lopez
Matt F. Lopez
Chief Financial Officer and Treasurer